As filed with the Securities and Exchange Commission on July 8, 2004	Registration No. 333-_________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1736614
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8233 Baumgart Road Evansville, IN	47725
(Address of principal executive offices)	(Zip code)

SHOE CARNIVAL, INC.
2000 STOCK OPTION AND INCENTIVE PLAN
(Full title of the plan)

Mark L. Lemond
President and Chief Executive Officer
8233 Baumgart Road
Evansville, Indiana 47725
(Name and address of agent for service)

(812) 867-6471
(Telephone number, including area code, of agent for service)

Copies to:
James A. Aschleman
Baker & Daniels
300 North Meridian Street, Suite 2700
Indianapolis, Indiana 46204
(317) 237-0300

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Common Stock, $0.01 par value...........	500,000 shares	$ 14.84 (3)	$ 7,420,000 (3)	$ 940.11 (3)

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933 (the "Securities Act"), this Registration Statement also registers such additional shares of Common Stock as may be offered or issued to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)

It is impracticable to state the maximum offering price. Shares offered pursuant to incentive stock options granted under the Registrant's 2000 Stock Option and Incentive Plan are to be offered at not less than the last reported sale price of one share of Common Stock as reported by the Nasdaq National Market System on the date such stock options are granted.

(3)

Estimated solely for purposes of calculating the registration fee and computed in accordance with Rule 457(c) and (h) under the Securities Act using the average of the high and low prices of the Common Stock as reported by the Nasdaq National Market System on June 30, 2004, which was $14.84 per share.

The Registrant's Registration Statement on Form S-8 (Registration No. 333-60114) is incorporated herein by reference.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Evansville, State of Indiana, on the 1st day of July, 2004.

SHOE CARNIVAL, INC.
By:	/s/ Mark L. Lemond

Mark L. Lemond
President and Chief Executive Officer

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in their respective capacities and on the respective dates indicated opposite their names. Each person whose signature appears below hereby authorizes Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, to execute in the name and on behalf of such person any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith, making such changes in this Registration Statement as the Registrant deems appropriate, and appoints each of Mark L. Lemond and W. Kerry Jackson, each with full power of substitution, attorney-in-fact to sign any amendment and any post-effective amendment to this Registration Statement and to file the same, with exhibits thereto, and other documents in connection therewith.

Signature	Title	Date

/s/ J. Wayne Weaver	Chairman of the Board and Director	July 1, 2004

J. Wayne Weaver

/s/ Mark L. Lemond	President, Chief Executive Officer and Director	July 1, 2004

Mark L. Lemond	(Principal Executive Officer)

/s/ W. Kerry Jackson	Senior Vice President - Chief Financial Officer	July 1, 2004

W. Kerry Jackson	and Treasurer
(Principal Financial and Accounting Officer)

/s/ William E. Bindley	Director	July 1, 2004

William E. Bindley

/s/ Gerald W. Schoor	Director	July 1, 2004

Gerald W. Schoor

/s/ James A. Aschleman	Director	July 1, 2004

James A. Aschleman

/s/ Kent A. Kleeberger	Director	July 1, 2004

Kent A. Kleeberger

INDEX TO EXHIBITS
Exhibit No.	Description of Exhibit

4.1

Restated Articles of Incorporation of Registrant (The copy of this Exhibit filed as Exhibit 3-A to the Company's Annual Report on Form 10-K for the year ended February 2, 2002 is incorporated herein reference.)

4.2

By-Laws of Registrant, as amended to date. (The copy of this Exhibit filed as Exhibit 3-B to the Company's Annual Report on Form 10-K for the year ended February 2, 2002 is incorporated herein by reference.)

4.3

Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan (as amended and restated to reflect all amendments adopted through June 11, 2004). (The copy of this Exhibit filed as Appendix B to the Company's Definitive Proxy Statement filed on May 5, 2004
(File No. 000-21360), is incorporated herein by reference.)

5	Opinion of Baker & Daniels, counsel for Registrant, as to the legality of the securities being registered.
23.1	Consent of Deloitte & Touche LLP.
23.2	Consent of Baker & Daniels (included in Baker & Daniels Opinion filed as Exhibit 5).
24	Power of Attorney (included on the Signature Page of the Registration Statement).